Exhibit 99
4849 Evanswood Drive, Columbus, Ohio 43229

FOR IMMEDIATE RELEASE

Max & Erma’s Restaurants, Inc. NASDAQ: MAXE June 14, 2007	For Further Information Contact: William C. Niegsch, Jr. Exec.Vice President & Chief Financial Officer (614) 431-5800 www.maxandermas.com
MAX & ERMA’S RESTAURANTS, INC.
REPORTS SECOND QUARTER RESULTS
Second Quarter Highlights:
•	Seven remodeled locations generating positive same-store sales

•	Three Company-owned restaurants scheduled to open in fourth quarter of 2007

•	Three franchised locations planned for the balance of 2007.
Financial Summary (Unaudited)
 (In thousands, except per share data)

	12 Weeks Ended		28 Weeks Ended
	5/13/07	5/14/06	5/13/07	5/14/06
Revenues	$41,135	$42,781	$96,656	$100,399
Operating Income	$279	$655	$2,128	$986
Income (Loss) Before Taxes	$(512)	$(29)	$248	$(522)
Net Income (Loss)	$(102)	$162	$648	$130
Diluted Net Income (Loss) per Common Share	$(0.04)	$0.06	$0.25	$0.05
Diluted Shares Outstanding	2,556	2,556	2,554	2,559

Columbus, Ohio, June 14, 2007 — Max & Erma’s Restaurants, Inc. (Nasdaq/GM: MAXE) today reported second quarter 2007 financial results.
The Company reported that second quarter 2007 revenues declined 3.8% from $42.8 million for the second quarter of 2006 to $41.1 million for the second quarter of 2007. The Company reported a net loss of $102,000 or $(0.04) per diluted share for the second quarter of 2007 as compared to net income of $162,000 or $0.06 per diluted share for the second quarter of 2006. Year-to-date Max & Erma’s reported that revenues fell 3.7% to $96.7 million for 2007 from $100.4 million in 2006. Year-to-date the Company reported net income of $648,000 or $0.25 per diluted share versus net income of $130,000 or $0.05 per diluted share in 2006. Net income for 2006 was negatively impacted by a $505,000 pre-tax asset impairment charge recorded in the first quarter of 2006.
Todd Barnum, Chairman and Chief Executive Officer of Max & Erma’s said the sales declines were consistent with the same-store sales declines of 3.4% and 3.5% for the second quarter of 2007 and the year-to-date period. Additionally, he noted that the Company has closed three lower sales volume restaurants over the last eighteen months. Sales at the Company’s newest restaurant in Springboro, Ohio, the first of its new prototype design, almost entirely offset the loss of sales from the three closings. Mr. Barnum said it remains a difficult sales environment, particularly in the mid-west, with the recent spike in gas prices impacting consumer spending even further.
Mr. Barnum said he was disappointed with restaurant margins, which slipped a full percentage point from last year. However, most of that was related to the sales decline and relatively high fixed expenses associated with restaurant operations. Mr. Barnum said a sharp rise in utilities and the increase in the Ohio minimum wage also put pressure on restaurant margins.
On a positive note, Mr. Barnum reported that late in the quarter, the Company remodeled two restaurants to its new prototype look. Through the first three weeks of the third quarter, the two restaurants were up 15% in sales. He also noted that all seven restaurants remodeled to the new look over the last two years were up 5% in sales during the same period while the Company in total continues to see sales trends similar to the second quarter of 2007.
Mr. Barnum reported that franchise revenues have grown 30% thus far in 2007. He said that plans currently call for the opening of three additional franchised locations plus three additional Company-owned locations during the remainder of 2007. Franchised locations are expected to open in Merrillville, Indiana; a Sharonville, Ohio Holiday Inn and Myrtle Beach, South Carolina. Company-owned restaurants are planned for Pickerington, Ohio; Washington, Pennsylvania and Clinton Township, Michigan.
Max & Erma’s currently owns and operates 77 casual dining full-service restaurants in Akron, Canton, Cincinnati, Cleveland, Columbus, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Ann Arbor, Detroit, Grand Rapids, and Lansing Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 23 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Findlay, Sandusky, and Wilmington, Ohio; Detroit, Michigan; St. Louis, Missouri; Philadelphia, Pennsylvania; Edinburgh, Evansville, Seymour and South Bend, Indiana and Richmond, Norfolk and Virginia Beach, Virginia. The Company’s common shares are traded on the NASDAQ Global Market System under the symbol MAXE.

This release includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication.
– FINANCIAL HIGHLIGHTS FOLLOW –

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 13, 2007
	(UNAUDITED)	October 29, 2006
ASSETS
Current Assets:
Cash and Equivalents	$2,809,072	$2,491,877
Inventories	1,274,500	1,260,537
Other Current Assets	2,968,747	3,820,938

Total Current Assets	7,052,319	7,573,352

Property — At Cost	106,998,310	103,704,895
Less Accumulated Depreciation and Amortization	55,617,931	52,896,054

Property — Net	51,380,379	50,808,841

Deferred Income Taxes and Other Assets	14,790,109	13,972,472

Total	$73,222,807	$72,354,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations	$2,764,393	$2,729,989
Accounts Payable	5,729,105	4,829,677
Accrued Payroll and Related Taxes	2,661,740	2,770,583
Accrued Liabilities	6,502,082	5,925,532

Total Current Liabilities	17,657,320	16,255,781

Long-Term Obligations — Less Current Maturities	41,731,609	43,065,227

Stockholders’ Equity:
Preferred Stock — $.10 Par Value; Authorized 500,000 Shares — None Outstanding
Common Stock — $.10 Par Value; Authorized 5,000,000 Shares, Issued and Outstanding 2,554,474 Shares At 05/13/07 and 2,551,974 Shares at 10/29/06	255,446	255,196
Additional Paid-In Capital	1,135,154	982,697
Retained Earnings	12,443,278	11,795,764

Total Stockholders’ Equity	13,833,878	13,033,657

Total	73,222,807	$72,354,665

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	May 13, 2007	May 14, 2006	May 13, 2007	May 14, 2006
REVENUES	$41,134,932	$42,781,321	$96,655,791	$100,398,728

COSTS AND EXPENSES:
Costs of Goods Sold	10,312,159	10,819,642	24,159,772	25,753,263
Payroll and Benefits	13,443,100	13,773,438	30,912,900	31,947,741
Other Operating Expenses	13,874,815	14,116,571	31,763,122	33,345,853
Pre-Opening Expenses	1,190	8,149	13,068	8,149
Impairment of Assets				504,524
Administrative Expenses	3,224,615	3,408,131	7,679,407	7,852,711

Total Operating Expenses	40,855,879	42,125,931	94,528,269	99,412,241

Operating Income	279,053	655,390	2,127,522	986,487
Interest Expense	771,614	646,202	1,841,505	1,470,055
Minority Interest in Income of Affiliated Partnerships	19,252	38,503	38,503	38,503

INCOME (LOSS) BEFORE INCOME TAXES	(511,813)	(29,315)	247,514	(522,071)

INCOME TAXES (CREDIT)	(410,000)	(191,000)	(400,000)	(652,000)

NET INCOME (LOSS)	$(101,813)	$161,685	$647,514	$129,929

NET INCOME (LOSS) PER SHARE
Basic	$(0.04)	$.06	$0.25	$0.05

Diluted	$(0.04)	$.06	$0.25	$0.05

SHARES OUTSTANDING:
Basic	2,555,664	2,551,974	2,554,066	2,550,198

Diluted	2,555,664	2,556,195	2,554,066	2,559,169

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